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HOGAN & HARTSON L.L.P.

                                                                     EXHIBIT 8.1


                                  May 11, 2000


Equity Office Properties Trust
Two North Riverside Plaza
Chicago, IL 60606

Ladies and Gentlemen:

                  We have acted as counsel to Equity Office Properties Trust ("Equity Office"), a Maryland real estate investment trust, in connection with the execution and delivery of the Agreement and Plan of Merger dated as of February 11, 2000, as amended, (the "Agreement") among Equity Office, EOP Operating Limited Partnership ("EOP Partnership"), a Delaware limited partnership, Cornerstone Properties Inc. ("Cornerstone"), a Nevada corporation, and Cornerstone Properties Limited Partnership ("Cornerstone Partnership"), a Delaware limited partnership, pursuant to which Cornerstone will merge with and into Equity Office (the "Merger") and Cornerstone Partnership will merge with and into Equity Office (the "Partnership Merger"). This opinion letter is being furnished to you in connection with (i) the Registration Statement on Form S-4, containing the Joint Proxy Statement/Prospectus of Equity Office and Cornerstone addressed to holders of Common Stock of Cornerstone and holders of Common Shares of Equity Office (the "REIT Registration Statement"), filed with the Securities and Exchange Commission on March 30, 2000, as amended through the date hereof, and (ii) the Registration Statement on Form S-4, containing the Consent Solicitation of Cornerstone Partnership, the Information Statement of EOP Partnership, and the Prospectus of Equity Office, EOP Partnership and Cornerstone (the "Partnership Registration Statement"), filed with the Securities and Exchange Commission on April 26, 2000, as amended through the date hereof (the REIT Registration Statement, together with the Partnership Registration Statement, the "Registration Statements"). Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Agreement.

                  In connection with the preparation of these opinions, we have examined and with your consent relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto): (1) the Agreement; (2) the Registration Statements, as amended through the date hereof; (3) representations and certifications made by Equity Office to us and to King & Spalding, counsel to Cornerstone, in a letter dated May

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May 11, 2000
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10, 2000 (the "Equity Office Letter"); (4) representations and certifications made by Cornerstone to us and to King and Spalding, counsel to Cornerstone, in a letter dated May 10, 2000 (the "Cornerstone Letter"); (5) the Articles of Amendment and Restatement of Declaration of Trust of Equity Office dated as of July 9, 1997, as amended through the date hereof; (6) the Cornerstone Restated Articles of Incorporation, as amended through the date hereof; (7) the First Amended and Restated Agreement of Limited Partnership of EOP Partnership dated as of May 1, 2000, as amended through the date hereof; (8) the Amended and Restated Agreement of Limited Partnership of Cornerstone Partnership; (9) the PGGM Voting Agreement; and (10) such other instruments and documents related to the formation, organization and operation of Equity Office and Cornerstone or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate. In addition, we have reviewed the form of opinion from King & Spalding, counsel to Cornerstone, with respect to the tax consequences of the proposed transaction (the "King & Spalding Tax Opinion").

                         Assumptions and Representations

                  In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

                  1. The aggregate fair market value of the Equity Office Common Shares, determined as of the Effective Time of the Merger, to be received in the Merger by the Cornerstone Common Stockholders (excluding any fractional shares of Equity Office Common Shares for which a Cornerstone Common Stockholder will receive cash) will not be less than 40% of the aggregate fair market value (determined immediately prior to the Effective Time of the Merger) of all of the shares of Cornerstone stock (including the Cornerstone 7% Cumulative Convertible Preferred Stock) outstanding immediately prior to the Effective Time. For purposes of this assumption, shares of Cornerstone stock exchanged for cash, or exchanged for cash in lieu of fractional Equity Office Common Shares will be treated as outstanding Cornerstone stock, and the aggregate fair market value of the outstanding Cornerstone stock will be deemed to be equal to the sum of the aggregate Merger Consideration paid in the Merger.

                  2. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinion, all


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May 11, 2000
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copies are accurate and all signatures are genuine. We have also assumed that there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

                  3. The Merger will be consummated in accordance with the applicable laws of Maryland and Nevada and will qualify as a statutory merger under the applicable laws of Maryland and Nevada.

                  4. All representations made in the Equity Office Letter and the Cornerstone Letter are true, correct, and complete in all material respects. Any representation or statement made "to the best of knowledge," "to the knowledge," or "to the actual knowledge" of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification.

                  5. Pursuant to its election to be taxed as a real estate investment trust commencing with its taxable year ended December 31, 1983, Cornerstone has qualified, and through the Effective Time of the Merger, will continue to qualify, as a real estate investment trust pursuant to Sections 856 through 860 of the Code.

                  6. The Merger will be consummated in accordance with the Agreement and as described in the Registration Statements (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); each of Equity Office and Cornerstone will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder; and the Agreement is valid and binding in accordance with its terms.

                  7. The King & Spalding Tax Opinion, to be provided to Cornerstone, substantially identical in form and substance to this opinion, has been concurrently delivered to Cornerstone and not withdrawn (provided that our opinions are not conditioned upon, or limited by any assumption regarding, the accuracy of the conclusions reached in the King & Spalding Tax Opinion).

                   Opinions - Federal Income Tax Consequences

                  Based upon and subject to the assumptions and qualifications set forth herein, it is our opinion that:

                  1. for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code;


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Equity Office Properties Trust
May 11, 2000
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                  2. the portions of the discussion in the REIT Registration
Statement under the caption "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER" that purport to describe provisions of the Internal Revenue Code and the Treasury Regulations thereunder as they apply to the Merger are correct in all material respects;


                  3. the portions of the discussion in the REIT Registration Statement under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN EQUITY OFFICE" that purport to describe provisions of the Internal Revenue Code and the Treasury Regulations thereunder are correct in all material respects;

                  4. the portions of the discussion in the Partnership Registration Statement under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Tax Consequences of the REIT Merger" that purport to describe provisions of the Internal Revenue Code and the Treasury Regulations thereunder as they apply to the Merger are correct in all material respects;

                  5. the portions of the discussion in the Partnership Registration Statement under the captions "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Material Federal Income Tax Consequences of the Partnership Merger to Cornerstone Partnership Unitholders That Receive EOP Partnership Units,""- Effect of Subsequent Events" and "- Material Federal Income Tax Consequences of Ownership of EOP Partnership Units After the Partnership Merger" that purport to describe provisions of the Internal Revenue Code and the Treasury Regulations thereunder are correct in all material respects. No opinion is offered hereby as to the tax consequences of the partnership merger to any particular Cornerstone Partnership unitholder or as to information that may be applicable or relevant to any particular Cornerstone Partnership unitholder in determining the tax consequences to it of the partnership merger; and

                  6. the portions of the discussion in the Partnership Registration Statement under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Taxation of Equity Office as a REIT" that purport to describe provisions of the Internal Revenue Code and the Treasury Regulations thereunder are correct in all material respects.


                  In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

                  1. These opinions represent and are based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the Internal Revenue Service or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Neither Equity Office nor Cornerstone has requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinions expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

                  2. This letter addresses only the specific tax opinions set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including the Partnership Merger or any other transaction undertaken in connection with the Merger or the Partnership Merger).

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                  3. Our opinions are intended to address only the tax
consequences to Equity Office, and are not intended to address (nor may it be relied upon for) the tax consequences to stockholders of Cornerstone. We express no opinion regarding, among other things, the tax consequences of the Merger (including the opinions set forth above) as applied to specific stockholders of Cornerstone that may be relevant to particular Cornerstone stockholders, such as dealers in securities, corporate stockholders subject to the alternative minimum tax, foreign persons, and holders of stock acquired upon exercise of stock options or in other compensatory transactions.

                  4. Our opinions are set forth herein are based upon the description of the contemplated transactions as set forth in the Agreement and the sections of the REIT Registration Statement captioned "THE MERGER" and "THE MERGER AGREEMENT" and the section of the Partnership Registration Statement captioned and "THE MERGER AGREEMENT." If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinions may become inapplicable. No opinion is expressed as to the Merger if the transactions described in the Agreement and the sections of the REIT Registration Statement captioned "THE MERGER" and "THE MERGER AGREEMENT" and the section of the Partnership Registration Statement captioned and "THE MERGER AGREEMENT" are not consummated in accordance therewith and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

                  5. In particular, and without limiting the preceding paragraph, our opinions cannot be relied upon, and will not be reconfirmed prior to Closing of the Merger (thereby preventing the Closing condition in Section 6.2(e) of the Agreement from being satisfied) if the assumption set forth herein that the aggregate value of the Equity Office Common Shares issued in the Merger will represent at least 40% of the aggregate consideration received by the Cornerstone Stockholders is not valid at the time of Closing.

                  This opinion letter is provided to Equity Office only, and without our prior consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever other than reliance thereon by the Equity Office. Notwithstanding the prior sentence, we hereby consent to the filing of this opinion letter as Exhibit 8.1 to each


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Equity Office Properties Trust
May 11, 2000
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of the Registration Statements and to the use of our name in the REIT
Registration Statement under the captions "LEGAL MATTERS," "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE MERGER," and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN EQUITY OFFICE" and in the Partnership Registration Statement under the captions "LEGAL MATTERS" and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES." In giving such consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                    Sincerely yours,

                                                    /s/ HOGAN & HARTSON L.L.P.

                                                    HOGAN & HARTSON L.L.P.